Exhibit 99.1

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

dmrc@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Reports First Quarter 2014 Financial Results

Beaverton, Ore. — April 23, 2014 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Results

Revenue for the first quarter of 2014 totaled $7.2 million compared to $10.2 million in the first quarter of 2013. The decrease was primarily due to the end of the scheduled minimum quarterly license fee payments from Intellectual Ventures (IV) in the second quarter of 2013. The comparative decline was partially offset by increased royalty revenue from other licensees.

Operating loss for the first quarter of 2014 totaled $3.3 million compared to operating income of $1.6 million in the same quarter a year-ago. The operating loss was primarily due to lower revenue and increased investment in the company’s ongoing product development and sales growth initiatives, mainly focused around Digimarc Discover and Barcode.

Net loss for the first quarter of 2014 totaled $2.0 million or $(0.29) per diluted share compared to net income of $1.0 million or $0.13 per diluted share in the first quarter of 2013.

At March 31, 2014, cash, cash equivalents and marketable securities totaled $32.3 million compared to $35.0 million at December 31, 2013.

Conference Call

Digimarc will hold a conference call later today (Wednesday, April 23, 2014) to discuss these results. Management will also provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be broadcast live via webcast at www.digimarc.com/investors and available for replay through May 23, 2014. The webcast will be archived and available on Digimarc’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the telephone number below at least five minutes prior to the scheduled start time:

Number: 866-562-9934

Conference ID: 27179676

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded Digimarc IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding increased royalty revenue from other licensees, increased investments in product development and sales growth initiatives, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results will be set forth in the company’s Form 10-K for the year ended December 31, 2013 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information
	March 31,	March 31,
	2014	2013
Revenue:
Service	$2,988	$2,929
Subscription	1,412	1,384
License	2,805	5,930

Total revenue	7,205	10,243
Cost of revenue:
Service	1,414	1,403
Subscription	649	635
License	83	96

Total cost of revenue	2,146	2,134
Gross profit:
Service	1,574	1,526
Subscription	763	749
License	2,722	5,834

Total gross profit	5,059	8,109
Gross margin:
Service	53%	52%
Subscription	54%	54%
License	97%	98%
Percentage of gross profit to total revenue	70%	79%
Operating expenses:
Sales and marketing	1,879	1,277
Research, development and engineering	3,546	2,725
General and administrative	2,421	2,186
Intellectual property	534	277

Total operating expenses	8,380	6,465
Operating income (loss)	(3,321)	1,644
Other income, net	27	29

Income (loss) before income taxes	(3,294)	1,673
(Provision) benefit for income taxes	1,308	(702)

Net income (loss)	$(1,986)	$971

Earnings (loss) per common share:
Earnings (loss) per common share - basic	$(0.29)	$0.13
Earnings (loss) per common share - diluted	$(0.29)	$0.13
Weighted average common shares outstanding - basic	7,000	6,838
Weighted average common shares outstanding - diluted	7,000	7,058
Cash dividends declared per common share:	$0.11	$0.11

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three-Month Information
	March 31,	March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(1,986)	$971
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	231	158
Amortization and write-off of intangibles	308	299
Change in allowance for doubtful accounts	(7)	—
Gain on reversal of contingent merger consideration	—	(190)
Stock-based compensation	1,259	1,092
Deferred income taxes	(509)	(112)
Excess tax benefit from stock-based awards	(72)	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	1,809	(228)
Other current assets	(699)	(44)
Other assets	84	1
Accounts payable and other accrued liabilities	(317)	(213)
Income taxes payable	3	778
Deferred revenue	(1,484)	832

Net cash provided by (used in) operating activities	(1,380)	3,344
Cash flows from investing activities:
Purchase of property and equipment	(117)	(86)
Capitalized patent costs	(295)	(228)
Maturity of marketable securities	11,192	23,116
Purchase of marketable securities	(9,266)	(21,933)

Net cash provided by investing activities	1,514	869
Cash flows from financing activities:
Issuance of common stock	712	—
Purchase of common stock	(850)	(648)
Cash dividends paid	(824)	(801)
Excess tax benefit from stock-based awards	72	—

Net cash used in financing activities	(890)	(1,449)

Net increase (decrease) in cash and cash equivalents (1)	$(756)	$2,764

Cash, cash equivalents and marketable securities at beginning of period	34,964	39,056
Cash, cash equivalents and marketable securities at end of period	32,282	40,637

(1) Net increase (decrease) in cash, cash equivalents and marketable securities	$(2,682)	$1,581

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents (2)	$3,055	$3,811
Marketable securities (2)	28,120	25,851
Trade accounts receivable, net	4,036	5,838
Other current assets	2,368	1,658

Total current assets	37,579	37,158
Marketable securities (2)	1,107	5,302
Property and equipment, net	2,326	2,395
Intangibles, net	6,740	6,709
Goodwill	1,114	1,114
Deferred tax assets, net	4,519	3,949
Other assets	486	570

Total assets	$53,871	$57,197

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,325	$1,560
Deferred revenue	2,690	4,218

Total current liabilities	4,015	5,778
Deferred rent and other long-term liabilities	505	496

Total liabilities	4,520	6,274
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	8	7
Additional paid-in capital	42,735	41,498
Retained earnings	6,558	9,368

Total shareholders’ equity	49,351	50,923

Total liabilities and shareholders’ equity	$53,871	$57,197

(2)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $32,282 and $34,964 at March 31, 2014 and December 31, 2013, respectively.

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